Exhibit 4.1

WARRANT AGREEMENT

Dated as of June 9, 2005

among

Pathmark Stores, Inc.

and

The Investors Identified on Annex I Attached Hereto

WARRANT AGREEMENT

WARRANT AGREEMENT (the “Agreement”) dated as of June 9, 2005 among Pathmark Stores, Inc. a Delaware corporation (the “Company”), and the investors identified on Annex I attached hereto, or their registered permitted assigns (the “Investors”).

RECITALS

WHEREAS, the Company proposes to issue to the Investors two series of warrants, as hereinafter described (the “Warrants”), to purchase an aggregate of 10,060,000 shares and 15,046,350 shares respectively (subject to adjustment), of the Common Stock, $.01 par value per share (the “Common Stock”) of the Company (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”) pursuant to that certain Securities Purchase Agreement dated as of March 23, 2005 by and among the Company and the Investors (the “Purchase Agreement”).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.                                Warrant Certificates.  The Company will issue and deliver certificates evidencing the Warrants (the “Warrant Certificates”) to the Investors pursuant to the terms of the Purchase Agreement.  Warrants to purchase an aggregate of 10,060,000 shares of Common Stock will be issued as “Series A Warrants” in the form of Exhibit A hereto and Warrants to purchase an aggregate of 15,046,350 shares of Common Stock will be issued as “Series B Warrants” in the form of Exhibit B hereto.  The Warrant Certificates may have such notations, legends and endorsements as required by law, rules and regulations of applicable stock exchanges or usage.  Such certificates shall be in registered form only and shall be substantially in the applicable forms set forth as Exhibits A and B attached hereto.  Warrant Certificates shall be dated the date of issuance by the Company.

SECTION 2.                                Execution of Warrant Certificates.  Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer, President or a Vice President.  Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office.  Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary under its corporate seal.  The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

SECTION 3.                                Registration.  The Company shall number and register the Warrant Certificates in a register as they are issued.  The Company may deem and treat the registered holder(s) of the Warrant Certificates (the “Holders”) as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.  The Warrants shall be registered initially in such name or names as the Investors shall designate.

SECTION 4.                                Restrictions on Transfer; Registration of Transfers and Exchanges.  The Warrants (and any Warrant Shares issued upon the exercise of the Warrants) shall not be transferable except in accordance with the terms of this Agreement.

Prior to any proposed transfer of the Warrants or the Warrant Shares, the transferring Holder will deliver to the Company a Certificate of Transfer in the form attached to the Warrant Certificate and, if so requested by the Company, such other information relating to the proposed transfer and the identity of the proposed transferee as the Company may reasonably request in order to confirm that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred in the manner proposed.  Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each Warrant Certificate and any certificates evidencing Warrant Shares shall bear any legend required pursuant to that certain Stockholders’ Agreement of even date herewith by and among the Investors and the Company (the “Stockholders’ Agreement”) unless, in the opinion of qualified counsel, such legend is no longer required by the Securities Act.

The Company shall from time to time, subject to compliance with the applicable provisions of the Stockholders’ Agreement, register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney.  Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like series and tenor and representing in the aggregate a like number of Warrants.  Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

SECTION 5.                                Warrants; Exercise of Warrants.  Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time during the applicable Exercise Period (as defined below) to receive from the Company the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive upon the exercise of such Warrants and payment of the Series A Exercise Price or Series B Exercise Price, as applicable, then in effect for such Warrant Shares.  In the alternative, each Holder of Series B Warrants (but not Series A Warrants) may exercise its right, during the Series B Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Holder receives that number of Warrant Shares (and such other consideration) otherwise issuable (or payable) upon exercise of its Series B Warrants less that number of Warrant Shares having an aggregate Current Market Value (as defined in Section 9) at the time of exercise equal to the aggregate Series B Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares.  Each Warrant not exercised during the Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.  No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

The period during which the Series A Warrants shall be exercisable (the “Series A Exercise Period”) shall commence on the date hereof and expire at 5:00 p.m., New York time, on June 9, 2008; provided, however, that if at any time or from time to time, for any reason, whether as a result of any action or inaction by the Company, any Investor or Investors or any other person, the current exercisability of any Series A Warrants would, but for this paragraph, result in a Change of Control Event as defined under the indenture dated as of January 29, 2002 (“Indenture”) governing the Company’s 8 ¾% Senior Subordinated Notes due 2012 (“2012 Notes”) (a “Control Trigger Event”), (including, without limitation, because an Investor or Investors, or any other “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is an Affiliate of, or a member of a group with, any of the Investors (an “Investor Group Member”) would become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the voting power of the Voting Stock (as defined in the Indenture) of the Company (any such person or group, a “Controlling Holder”), then that number of Series A Warrants (the “Affected Series A Warrants,” which number of Affected Series A Warrants shall be apportioned among the Investor Group Members in the sole and absolute discretion of the Investors’ Representative) the exercisability of which would, but for this paragraph, result in such Change of Control Event shall, automatically (without any action on the part of any person) and immediately prior to the occurrence of such Control Trigger Event, cease to be exercisable, and shall only become exercisable 61 days after the date on which any Holder sends written notice to the Company of its intent to exercise any such Affected Series A Warrants (an “Affected Warrant Exercise”); provided, further, that the number of Affected Series A Warrants shall increase automatically and immediately prior to the occurrence of any subsequent Control Trigger Event that would result in such a Change of Control Event, and decrease automatically and immediately after the occurrence of any other action, inaction, event, circumstance or other condition that has the effect of decreasing the number of Series A Warrants the current exercisability of which would result in such a Change of Control Event, so that the number of Affected Series A Warrants shall at all times prior to any Affected Warrant Exercise equal only that number of Series A Warrants the current exercisability of which would result in such a Change of Control Event.

The period during which the Series B Warrants shall be exercisable (the “Series B Exercise Period” and, together with the Series A Exercise Period, an “Exercise Period”) shall (A) commence on the first to occur of (i) such time as none of the Company’s 2012 Notes remain outstanding or such time as the Series B Warrants may become exercisable without obligating the Company to make a Change of Control Offer as defined under the Indenture; (ii) 61 days after the date on which any Holder sends written notice to the Company of its intent to exercise such Warrants, if, on or prior to the date on which such notice is sent, the closing price per share of the Common Stock as quoted on the Nasdaq National Market equals or exceeds the per share exercise price of the Series B Warrants, as adjusted from time to time; or (iii) upon the occurrence of any event constituting a Change of Control Event as defined in the Indenture and (B) expire at 5:00 p.m., New York time, on June 9, 2015.

The price at which each Series A Warrant shall be exercisable (the “Series A Exercise Price”) shall initially be $8.50 per share, subject to adjustment pursuant to the terms hereof.  The price at which each Series B Warrant shall be exercisable (the “Series B Exercise Price”) shall initially be $15.00 per share, subject to adjustment pursuant to the terms hereof.

A Warrant may be exercised upon surrender to the Company (at its office address set forth in Section 12 hereof) of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised.  Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, or, with respect to the Series B Warrants, in the manner provided in the first paragraph of this Section 5.

Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in Section 10.  Such certificate or certificates shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

Each Warrant shall be exercisable during the Exercise Period, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company.  The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

SECTION 6.                                Payment of Taxes.  The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrant Certificates hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price.  The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is, established to the reasonable satisfaction of the Company that any such tax has been paid.

SECTION 7.                                Mutilated or Missing Warrant Certificates.  If any Warrant Certificate or certificate evidencing Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution therefor and upon cancellation of the mutilated Warrant Certificate or other certificate, or in lieu of and substitution for the Warrant Certificate or other certificate lost, stolen or destroyed, a new Warrant Certificate or other certificate of like tenor and representing an equivalent number of Warrants or Warrant Shares.

SECTION 8.                                Reservation of Warrant Shares.  The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon exercise of the Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

The Company or, if appointed, the transfer agent for the Common Stock and each transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the Warrants (collectively, the “Transfer Agent”) will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  The Company shall keep a copy of this Agreement on file with the Transfer Agent.  The Company will supply the Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the Warrants.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 11 hereof.

Before taking any action which would cause an adjustment pursuant to Section 9 hereof to reduce the Exercise Price below the then par value of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

The Company covenants that all the Warrant Shares and other capital stock issued upon exercise of the Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

The Company shall from time to time take all action which may be necessary or appropriate so that the Common Stock issuable upon conversion of the Warrant Shares following an exercise of the Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of the same class of Common Stock of the Company are then listed.

SECTION 9.                                Adjustment of Exercise Price and Number of Warrant Shares Issuable.  The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant (the “Warrant Number”) are subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 9.  The Warrant Number is initially one.

(a)                                  Adjustment for Change in Capital Stock

If the Company:

(1)                                  pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2)                                  subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

(3)                                  combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

(4)                                  makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(5)                                  issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock.  After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

Such adjustment shall be made successively whenever any event listed above shall occur.  If the occurrence of any event listed above results in an adjustment under subsections (b) or (c) below, no further adjustment shall be made under this subsection (a).

(b)                                 Adjustment for Rights Issue

If the Company distributes any rights, options or warrants (whether or not immediately exercisable) to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Value per share within 60 days after the record date relating to such distribution, the Exercise Price shall be adjusted in accordance with the formula:

	O +	N x P
E‘ = E x		M
O + N

where:

E‘   =                     the adjusted Exercise Price.

E   =                         the then current Exercise Price.

O  =                          the number of shares of Common Stock outstanding on the record date for any such distribution.

N  =                          the number of additional shares of Common Stock issuable upon exercise of such rights, options or warrants.

P  =                            the exercise price per share of such rights, options or warrants.

M =                          the Current Market Value per share of Common Stock on the record date for any such distribution.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants.  If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.  No adjustment shall be required under this subsection (b) if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of shares of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable).  No adjustment shall be made pursuant to this subsection (b) which shall be have the effect of decreasing the number of Warrant Shares purchasable upon exercise of each Warrant.

(c)                                  Adjustment for Other Distributions

If the Company distributes to all holders of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any cash or other assets of the Company or any of its subsidiaries, (iii) shares of its capital stock or any other properties or securities or (iv) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company (the items described in the foregoing clauses (i)-(iv) being collectively referred to as the “Consideration”), the Exercise Price shall be adjusted in accordance with the formula:

E‘ = E x	M-F
M

where:

E‘  =                        the adjusted Exercise Price.

E  =                            the then current Exercise Price.

M  =                       the Current Market Value per share of Common Stock on the record date mentioned below.

F  =                            the fair market value on the record date mentioned below of the Consideration distributable to the holder of one share of Common Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.  If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted as if “F” in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.  No adjustment shall be required under this subsection (c) if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of shares of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (weather or not currently exercisable).  No adjustment shall be made pursuant to this subsection (c) which shall be have the effect of decreasing the number of Warrant Shares purchasable upon exercise of each Warrant.

This subsection does not apply to any distribution referred to in subsection (a) of this Section 9 or to rights, options or warrants referred to in subsection (b) of this Section 9.

(d)                                 Current Market Value

“Current Market Value” per share of Common Stock or of any other security (herein collectively referred to as a “Security”) at any date shall be:

(1)                                  if the Security is registered under the Exchange Act, the average of the daily Market Prices for each business day during the period commencing 15 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive business days before such date, then the average of the daily Market Prices for all of the business days before such date for which daily Market Prices are available.  If the Market Price is not determinable for at least 10 business days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act; or

(2)                                  if the Security is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) the value of the Security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm’s length transaction between the Company and a person other than an Affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (iii) if neither clause (i) nor (ii) is applicable, the value of the Security determined as of such date by an Independent Financial Expert.

The “Market Price” for any Security on each business day means:  (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company.  If there are no such prices on a business day, then the Market Price shall not be determinable for such business day.

“Independent Financial Expert” shall mean a nationally recognized investment banking firm designated by the Company and reasonably acceptable to the Holders of a majority of the Warrants (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (iii) that has not been retained by the Company or any Holder or Affiliate of a Holder for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the

Board of Directors of the Company, is otherwise qualified to serve as an independent financial advisor.  Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

“Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person.  For the purposes of this definition, “control,” when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(e)                                  When De Minimis Adjustment May Be Deferred

No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price.  No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 0.5% in the Warrant Number.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

All calculations under this Section 9 shall be made to the nearest 1/1000th of a share.

(f)                                    When No Adjustment Required

If an adjustment is made upon the establishment of a record date or issuance date for a distribution or issuance subject to subsections (a), (b) or (c) hereof and such distribution or issuance is subsequently cancelled, the Warrant Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable.  Interest will not accrue on the cash.

(g)                                 Notice of Adjustment

Whenever the Exercise Price or the Warrant Number is adjusted, the Company shall provide the notices required by Section 11 hereof.

(h)                                 When Issuance or Payment May Be Deferred

In any case in which this Section 9 shall require that an adjustment in the Exercise Price and Warrant Number be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant

Number prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 10; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

(i)                                     Reorganizations

In case of any capital reorganization, other than in the cases referred to in Sections 9(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property) (collectively such actions being hereinafter referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.  In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company’s Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgement executed and delivered to the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

(j)                                     Adjustment in Number of Shares

Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest thousandth) obtained from the following formula:

N‘ = N x	E
E‘

where:

N‘  =                      the adjustment number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N   =                       the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E‘  =                        the adjusted Exercise Price.

E   =                         the Exercise Price prior to adjustment.

(k)                                  Form of Warrants

Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(l)                                     Adjustments in Other Securities

If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any outstanding securities of the Company that are convertible into, or exercisable or exchangeable for, Common Stock of the Company, then a corresponding adjustment shall be made hereunder to increase the number of shares of Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to Sections 9(a), (b) or (c) hereof with respect to such event or for such other reason.

(m)                               Tender Offers; Exchange Offers

In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of shares of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall, within (10) business days of the expiry of such tender offer or exchange offer, offer to purchase the Warrants for comparable consideration per share of Common Stock based on the number of shares of Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants (the “Offer”) (such amount less the Exercise Price in respect of such share, the “Per Share Consideration”); provided, however, if a tender offer is made for only a portion of the outstanding shares of Common Stock, then such offer shall be made for such shares of Common Stock issuable upon exercise of the Warrants in the same pro rata proportion; provided, further, that the Company shall not be required to make such an Offer if the Per Share Consideration is an amount less than the then-existing Exercise Price per share.

The Offer shall remain open for a period of twenty (20) business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) business days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase such Warrants for the applicable Per Share Consideration.

(n)                                 Other Events

If any event shall occur as to which the other provisions of this Section 9 are not strictly applicable but the failure to make any adjustment would have the effect of depriving holders of the benefit of all or a portion of the exercise rights in respect of any Warrant in accordance with the essential intent and principles of this Section 9, then, in each such case, the Company shall appoint an Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9 necessary to preserve, without dilution, such exercise rights.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein.

(o)                                 Miscellaneous

For purpose of this Section 9 the term “shares of Common Stock” shall mean (i) shares of any class of stock designated as Common Stock of the Company at the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (n) of this Section 9, inclusive, and the provisions of Sections 5, 6, 8 and 10 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

SECTION 10.                          Fractional Interests.  The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of the Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value of the Warrant Share so issuable (as determined in good faith by the Board of Directors), multiplied by such fraction.

SECTION 11.                          Notices to Warrant Holders.  Upon any adjustment pursuant to Section 9 hereof, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his or its address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid.  Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

In case:

(a)                                  the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

(b)                                 the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities; or

(c)                                  of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

(d)                                 of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(e)                                  the Company proposes to take any action that would require an adjustment to the Warrant Number or the Exercise Price pursuant to Section 9 hereof;

then the Company shall cause to be given to each of the registered Holders of the Warrant Certificates at his or its address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, or 20 days prior to the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders of Warrants (prior to the exercise of such Warrants)

the right to vote or to consent or to receive notice as shareholder in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

SECTION 12.                          Notices to the Company and Warrant Holders.  All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

(a)                                  if to the Holders at the addresses provided on the signature pages hereto or otherwise reflected in the books and records of the Company from time to time; and

(b)                                 if to the Company, at 200 Milik Street, Carteret, New Jersey 07008, Attention:  Marc A. Strassler.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  The parties may change the addresses to which notices are to be given by giving five days’ prior notice of such change in accordance herewith.

SECTION 13.                          Supplements and Amendments.  The Company may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates.  An amendment or supplement to this Warrant Agreement that has an adverse effect on Holders of Warrants shall require the written consent of the Holders of a majority of the then-outstanding Warrants excluding Warrants held by the Company.

SECTION 14.                          Successors and Assigns.  All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

SECTION 15.                          Termination.  This Agreement shall terminate when all Warrants have been exercised or have expired pursuant to this Agreement.

SECTION 16.                          No Rights or Liabilities as Stockholder.  Nothing contained herein shall be construed as conferring upon any Holder any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

SECTION 17.                          Governing Law.  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 18.                          Benefits of This Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered Holders of the Warrant Certificates.

SECTION 19.                          Construction; Interpretation.  This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.  This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of any party.  The natural persons executing this Agreement on behalf of each party have the full right, power and authority to do and affirm the foregoing warranty on behalf of each party and on their own behalf.  The captions on sections are provided for purposes of convenience and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.  All pronouns and singular or plural references as used herein shall be deemed to have interchangeably (where the sense of the sentence requires) a masculine, feminine or neuter, and/or singular or plural meaning, as the case may be.

SECTION 20.                          Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMPANY:

PATHMARK STORES, INC., a Delaware corporation

By:	/s/ Frank Vitrano
Name: Frank Vitrano
Title: President and Chief Financial Officer

S-1

Warrant Agreement

INVESTORS:

YUCAIPA CORPORATE INITIATIVES FUND I, L.P., a Delaware limited partnership

By:	Yucaipa Corporate Initiatives Fund I, LLC
Its:	General Partner

/s/ Robert P. Bermingham
By: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, L.P., a Delaware limited partnership

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner

/s/ Robert P. Bermingham
By: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE FUND I, L.P., a Delaware limited partnership

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner

/s/ Robert P. Bermingham
By: Robert P. Bermingham
Title: Vice President

Address for Notices to the Investors:

9130 W. Sunset Boulevard
Los Angeles, California 90069
Attention: Robert P. Bermingham

S-2

Warrant Agreement

EXHIBIT A

[Form of Series A Warrant Certificate]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 9, 2005, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

No.	Series A Warrants

Series A Warrant Certificate

PATHMARK STORES, INC.

This Warrant Certificate certifies that                               , or registered assigns, is the registered holder of the number of Warrants (the “Warrants”) set forth above to purchase Common Stock, $.01 par value (the “Common Stock”), of Pathmark Stores, Inc., a Delaware corporation (the “Company”).  Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a “Warrant Share”) at the initial exercise price (the “Exercise Price”) of $8.50 payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter.  The Warrants may be exercised only during the Series A Exercise Period (as defined in the Warrant Agreement).  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Series A Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of June 9, 2005 (the “Warrant Agreement”), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants during the Series A Exercise Period under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash or by certified or bank check at the office of the Company designated for such purpose or by wire transfer of immediately available funds to an account designated by the Company.  In the event that upon any exercise of warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants and the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted.  No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock issuable upon the exercise thereof.  Said registration rights are set forth in a Registration Rights Agreement dated as of June 9, 2005, by and among the Company, and certain stockholders of the Company named therein (the “Registration Rights Agreement”).  By acceptance of this Warrant Certificate, the holder hereof agrees that upon exercise of some or all of the Warrants evidenced hereby, he or it will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder.  A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Warrant Certificate to be signed by its Chairman of the Board, Chief Executive Officer, President or Vice President and by its Secretary or Assistant Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: , 2005	PATHMARK STORES, INC.

By:
Name:
Title:

By:
Name:
Title:

FORM OF ELECTION TO PURCHASE

(To Be Executed Upon Exercise Of Warrant)

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                     shares of Common Stock, $.01 par value, of Pathmark Stores, Inc. and herewith tenders payment for such shares to the order of Pathmark Stores, Inc. the amount of $              in accordance with the terms hereof.  The undersigned requests that a certificate for such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

Certificate to be registered as follows:

Name:

Address:

Social Security or
Taxpayer Identification No.:

Certificate to be delivered as follows:

Name:

Address:

Date:	Signature:

FORM OF CERTIFICATE OF TRANSFER

Pathmark Stores, Inc.

200 Milik Street

Carteret, New Jersey 07008

Attention:  Marc A. Strassler

Re:                               Series A Warrants (the “Warrants”)

(CUSIP                )

Reference is hereby made to the Warrant Agreement, dated as of June 9, 2005 (the “Warrant Agreement”), relating to Series A Warrants and Series B Warrants of Pathmark Stores, Inc. (the “Company”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                              , (the “Transferor”) owns and proposes to transfer the Warrant[s] or interest in such Warrant[s] specified in Annex A hereto (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Warrant is being transferred to a person that the Transferor reasonably believed and believes is purchasing the Warrant for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the private placement legend printed on the Warrant as contemplated by the Warrant Agreement.

2.                                       ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person inside the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer inside the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a person inside the United States or for the account or benefit of a person inside the United States.  Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on Transfer enumerated in the private placement legend printed on the Warrant as contemplated by the Warrant Agreement.

3.                                       ☐  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in restricted Warrants and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)         ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)          ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)         ☐  such Transfer is being effected to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a “qualified institutional buyer”) and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to restricted Warrants and the requirements of the exemption claimed, which certification is supported by, if the Company so requests, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the private placement legend printed on the Warrants as contemplated by the Warrant Agreement.

4.                                       ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF AN UNRESTRICTED WARRANT.

(a)          ☐  CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

(b)         ☐  CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

(c)          ☐  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will not be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT B

[Form of Series B Warrant Certificate]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 9, 2005, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

No.	Series B Warrants

Series B Warrant Certificate

PATHMARK STORES, INC.

This Warrant Certificate certifies that                               , or registered assigns, is the registered holder of the number of Warrants (the “Warrants”) set forth above to purchase Common Stock, $.01 par value (the “Common Stock”), of Pathmark Stores, Inc., a Delaware corporation (the “Company”).  Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a “Warrant Share”) at the initial exercise price (the “Exercise Price”) of $15.00 payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to hereinafter.  The Warrants may be exercised only during the Series B Exercise Period (as defined in the Warrant Agreement).  Furthermore, Warrants may be exercised during the Series B Exercise Period without the exchange of funds pursuant to the net exercise provisions of Section 5 of the Warrant Agreement.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Series B Warrants, and are issued or to be issued pursuant to a Warrant Agreement dated as of June 9, 2005 (the “Warrant Agreement”), duly executed and delivered by the

Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants during the Series B Exercise Period under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash or by certified or bank check at the office of the Company designated for such purpose or by wire transfer of immediately available funds to an account designated by the Company.  In the alternative, the holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants on a net basis, such that, without the exchange of any funds, the holder receives that number of Warrant Shares (and such other consideration) otherwise issuable (or payable) upon exercise of such Warrants less that number of Warrant Shares having an aggregate Current Market Value (as defined in Section 9 of the Warrant Agreement) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder for the Warrant Shares.  In the event that upon any exercise of warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants and the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted.  No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock issuable upon the exercise thereof.  Said registration rights are set forth in a Registration Rights Agreement dated as of June 9, 2005, by and among the Company and certain stockholders of the Company named therein (the “Registration Rights Agreement”).  By acceptance of this Warrant Certificate, the holder hereof agrees that upon exercise of some or all of the Warrants evidenced hereby, he or it will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder.  A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Subject to the terms and conditions of the Warrant Agreement, upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

IN WITNESS WHEREOF, Pathmark Stores, Inc. has caused this Warrant Certificate to be signed by its Chairman of the Board, Chief Executive Officer, President or Vice President and by its Secretary or Assistant Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:	, 2005	PATHMARK STORES, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

FORM OF ELECTION TO PURCHASE

(To Be Executed Upon Exercise Of Warrant)

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                    shares of Common Stock, $.01 par value, of Pathmark Stores, Inc. and herewith tenders payment for such shares to the order of Pathmark Stores, Inc. the amount of $                in accordance with the terms hereof (unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 5 of the Warrant Agreement).  The undersigned requests that a certificate for such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

Certificate to be registered as follows:

Name:

Address:

Social Security or
Taxpayer Identification No.:

Certificate to be delivered as follows:

Name:

Address:

Date:	Signature:

FORM OF CERTIFICATE OF TRANSFER

Pathmark Stores, Inc.

200 Milik Street

Carteret, New Jersey 07008

Attention:  Marc A. Strassler

Re:                               Series B Warrants (the “Warrants”)

(CUSIP               )

Reference is hereby made to the Warrant Agreement, dated as of June 9, 2005 (the “Warrant Agreement”), relating to Series A Warrants and Series B Warrants of Pathmark Stores, Inc. (the “Company”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                                 , (the “Transferor”) owns and proposes to transfer the Warrant[s] or interest in such Warrant[s] specified in Annex A hereto (the “Transfer”), to                                            (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Warrant is being transferred to a person that the Transferor reasonably believed and believes is purchasing the Warrant for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the private placement legend printed on the Warrant as contemplated by the Warrant Agreement.

2.                                       ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person inside the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer inside the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a person inside the United States or for the account or benefit of a person inside the United States.  Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on Transfer enumerated in the private placement legend printed on the Warrant as contemplated by the Warrant Agreement.

3.                                       ☐  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in restricted Warrants and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)         ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)          ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)         ☐   such Transfer is being effected to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a “qualified institutional buyer”) and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to restricted Warrants and the requirements of the exemption claimed, which certification is supported by, if the Company so requests, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the private placement legend printed on the Warrants as contemplated by the Warrant Agreement.

4.                                       ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF AN UNRESTRICTED WARRANT.

(a)          ☐  CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

(b)         ☐  CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

(c)          ☐  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the private placement legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will not be subject to the restrictions on transfer enumerated in the private placement legend printed on the restricted Warrants as contemplated by the Warrant Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: